EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Solar3D, Inc. of our report dated March 28, 2013, relating to our audit of the financial statements for the years ended December 31, 2012 and 2011 which is part of this Registration Statement.


/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP

Salt Lake City, Utah

January 31, 2014